CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 5, 2002, relating to the financial statements and financial highlights which appears in the April 30, 20012 Annual Report to Shareholders of New York Daily Tax Free Income Fund, Inc. which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Accountants" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
August 26, 2002